VANTAGE

Updated May 12th 2020



2019
2020
2021
2022
Q1
Q2
Q3
Q4
Rig
Jackups
Emerald Driller
Total Qatar
1
Option
Sapphire Driller
ENI Congo
2
ENI Congo
Aquamarine Driller
CPOC - JDA Thailand/Malaysia
3
Topaz Driller
TOTAL - Gabon
Eni Gabon
Vaalco Gabon
4
NewAge Congo
TBA - 6
Soehanah (Pearl Driller)
APEXINDO - Indonesia
Ophir/MEDCO Indonesia
Drillships
Platinum Explorer
ONGC INDIA
Titanium Explorer
Tungsten Explorer
SPS/MPD
DanaGas Egypt
Petrobel Egypt
Total Lebano
Med - 6
Med - 6
Construction Management
H3620
SONANGOL - Korea
H3621
SONANGOL - Korea
Preservation Management Services
H3620/H3621
DSME - Korea
West Cobalt
WCI - Korea - 7
Contracted
Option Contract
LOA/LOI subject to conditions
Contract prep/ Mob/Demob
Warm Stacked
On Standby (on contract)
Force Majeure (FM) Rate

Notes

1. We have agreed with the client to standby, at a reduced rate for a period of three months.
2. We have agreed with client to move temporarily to FM rate upon completion of current well, which occurred at the end of April. The duration of FM is a function of the COVID-19 situation in Congo and after a specified period the contract may be terminated. There is limited visibilty as to when or if the operations will re-commence.
3. We have agreed with client to move to FM rate upon completion of current well, prior to ending the contract.
4. We have completed the client's program and client has Early Terminated the last well.
5. Discussions are ongoing with the client to adjust the commencement date of this program, expected at the end of Q3/start of Q4, due to COVID-19 considerations.
6. Discussions are ongoing with the client to adjust the commencement date of this program due to COVID-19 considerations.
7. Client terminated contract - effective 12th May 2020.